                                  Exhibit 4.5

                RF Power Products, Inc. 1995 Stock Option Plan

                            RF POWER PRODUCTS, INC.
                            -----------------------
                             1995 STOCK OPTION PLAN
                             ----------------------


                                   ARTICLE I

                                    PURPOSE
                                    -------

          1.1. RF Power Products, Inc. 1995 Stock Option Plan is intended to advance the interests of RF Power Products, Inc. and its stockholders and subsidiaries and to recognize the contributions made to RF Power Products, Inc. by employees (including employees who are members of the Board of Directors), consultants and advisors of RF Power Products, Inc. or any of its affiliates, to provide such persons with additional incentive to devote themselves to the future success of RF Power Products, Inc. or its affiliates, and to improve the ability of RF Power Products, Inc. or its affiliates to attract, retain, and motivate individuals upon whom RF Power Products, Inc.'s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in RF Power Products, Inc. through receipt of rights to acquire RF Power Products, Inc. stock.

          1.2. All shares of Common Stock issuable upon exercise of Options granted hereunder shall have previously been authorized by the Company and its shareholders in connection with the exercise of stock options which have not yet been granted under the 1992 Plan.

                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

          2.1.  "Board" means the Board of Directors of the Company.

          2.2.  "Code" means the Internal Revenue Code of 1986, as amended.

          2.3. "Common Stock" means the Company's Common Stock, par value $.01 per share.

          2.4. "Committee" means the Stock Option Committee appointed by the Board or any successor committee appointed by the Board to administer the Plan.

          2.5.  "Company" means RF Power Products, Inc.
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          2.6.  "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

          2.7. "Eligible Person" means any person who is an officer, employee (including an employee who is a member of the Board), consultant or advisor of the Company or any Subsidiary.

          2.8. "Fair Market Value" means the last reported sales prices of the Common Stock on the American Stock Exchange on the date as of which fair market value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the American Stock Exchange on the date as of which fair market value is to be determined, the Committee shall determine in good faith the fair market value in whatever manner it considers appropriate.

          2.9. "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code and regulations promulgated thereunder.

          2.10. "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

          2.11. "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

          2.12. "Optionee" means a person to whom an Option has been granted, which Option has not expired, under the Plan.

          2.13. "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with
Section 6.2 hereof.

          2.14. "Plan" means the RF Power Products, Inc. 1995 Stock Option Plan.

          2.15. "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

          2.16. "Subsidiary" means a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code.

                                       2
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          2.17.  "Ten-Percent Owner" means an Optionee who, at the time an
Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.

          2.18.  "1992 Plan" means the Company's 1992 Stock Option Plan.

                                  ARTICLE III

                                  ELIGIBILITY
                                  -----------

          All Eligible Persons are eligible to receive a grant of an Option under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option.

                                   ARTICLE IV

                                 ADMINISTRATION
                                 --------------

          4.1.  Committee Members.  The Plan shall be administered by a
                -----------------
Committee which shall be comprised of no fewer than two members of the Board. Each Committee member shall be ineligible, and shall have been ineligible for the one-year period prior to appointment thereto, for selection as a person to whom stock options or other equity securities of the Company may be granted or awarded pursuant to the Plan or, solely to the extent necessary to be deemed a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, pursuant to any similar plan of the Company or any affiliate of the Company. Each Committee member shall qualify as an "outside director" under Section 162(m) of the Code.

          4.2.  Committee Authority.  Subject to the express provisions of the
                -------------------
Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period.

          Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.

          4.3.  Majority Rule.  A majority of the members of the Committee (or,
                -------------
if less than three, all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

          4.4.  Company Assistance.  The Company shall supply full and timely
                ------------------
information to the Committee on all matters relating to Eligible Persons, their employment, death, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

               SHARES OF STOCK SUBJECT TO PLAN; CHANGE IN CONTROL
               --------------------------------------------------

          5.1.  Number of Shares.  Subject to adjustment pursuant to the
                ----------------
provisions of this Article V, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 265,635 shares, which constitute all of the shares of Common Stock which had previously been authorized by the Company and its shareholders in connection with the exercise of stock options which have not yet been granted under the 1992 Plan. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason (including, without limitation, the cancellation of an Option pursuant to Section 6.6 hereof) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

          5.2.  Antidilution.  Subject to Section 5.4 hereof, in the event of a
                ------------
reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by

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the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate. In no event may any such change be made to an Incentive Stock Option which would constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

          5.3.  Maximum Grant.  The number of shares of Common Stock underlying
                -------------
options that may be granted under the Plan to any one person during any one calendar year shall not exceed 200,000 shares. To the extent required for exemption under Section 162(m) of the Code, (i) such maximum number of option shares may be adjusted in a manner consistent with Section 5.2 and (ii) any Option shares that are cancelled or repriced shall not again be available for grant under the maximum share limit.

          5.4.  Change in Control.  Upon a "change in control" of the Company
                -----------------
(as defined below), each outstanding Option, to the extent that it shall not otherwise have become exercisable, shall become fully and immediately vested and exercisable (without regard to any otherwise applicable installment exercise requirement under Section 6.3 hereof) and an Optionee shall surrender his Option and receive with respect to each share of Common Stock issuable under such Option outstanding at such time, a payment in cash equal to the excess of the Fair Market Value of the Common Stock at the time of the change in control over the Option Price of the Common Stock; provided, however, that no such vesting
                                      --------  -------
and cash payment shall occur if (i) the change in control has been approved by at least two-thirds of the members of the Board who were serving as such immediately prior to such transaction and (ii) provision has been made in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In the event of any such continuation, assumption or substitution, the Plan and/or such Options shall continue in the manner and under the terms so provided.

                                       5
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          For purposes of this Section 5.4 a "change in control" of the Company shall mean (i) a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation; (ii) a sale or other transfer of substantially all of the assets of the Company to another corporation; (iii) any transaction or series of transactions (including, without limitation, a transaction in which the Company is the surviving corporation) that results in any person or entity (other than any Subsidiary) becoming owner of more than 50 percent of the combined voting power of all classes of stock of the Company; (iv) a change or series of changes in the composition of the Board such that a majority of its members shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors on the date this Plan is approved by the Board or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the then existing directors); or (v) a dissolution or liquidation of the Company.

                                   ARTICLE VI

                                    OPTIONS
                                    -------

           6.1. Grant of Option.  An Option may be granted to any Eligible
                ---------------
Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

           6.2. Option Price.  The Option Price shall be determined by the
                ------------
Committee; provided, however, such Option Price shall in no event be less than
           --------  -------
85 percent of the Fair Market Value of a share of Common Stock on the Date of Grant; provided, however, in the case of an Incentive Stock Option, such Option
       --------  -------
Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant (subject to Section 8.1 hereof in the case of a Ten-Percent Owner).

           6.3. Vesting; Term of Option.  The Committee, in
                -----------------------

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its sole discretion, may prescribe in the Stock Option Agreement for an Optionee the installment period over which an Option shall vest and become exercisable, and may accelerate the exercisability of any Option at any time. An Option may become 100 percent vested and exercisable upon an Optionee's death or disability to the extent provided in Article VII hereof. The period during which a vested Option may be exercised shall be ten years from the Date of Grant (subject to Section 8.1 hereof in the case of a Ten-Percent Owner), unless a shorter exercise period is specified by the Committee in the Stock Option Agreement for an Optionee.

           6.4. Option Exercise.  An Option may be exercised in whole or in part
                ---------------
at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in Common Stock (not subject to limitations on transfer) valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise or (iii) at the discretion of the Committee, by a combination of such cash and such Common Stock. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash or, at the discretion of the Committee, in Common Stock the full amount of all federal and state withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

           6.5. Nontransferability of Option.  No Option shall be transferred by
                ----------------------------
an Optionee other than by will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Option shall be exercisable only by him, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by his guardian or legal representative.

           6.6. Cancellation, Substitution and Amendment of Options.  The
                ---------------------------------------------------
Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all

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outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options.

           6.7. Right of First Refusal.  At the time of grant, the Committee may
                -----------------------
provide in connection with any grant made under the Plan that the shares of Common Stock received pursuant to the exercise of an Option shall be subject to a right of first refusal, pursuant to which the Optionee shall be required to offer to the Company any shares that the Optionee wishes to sell, with the price being the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

                                  ARTICLE VII

                     TERMINATION OF EMPLOYMENT OR SERVICE
                     ------------------------------------

           7.1. Death.  If an Optionee shall die at any time after the Date of
                -----
Grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.5 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to Sections 6.3 and 8.1 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of death immediately vested and exercisable.

           7.2. Disability.  If an Optionee's employment with or service to the
                -----------
Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to Sections 6.3 and 8.1 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such termination of employment or service and shall not have been exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of termination of employment or service due to disability immediately vested and exercisable.

           7.3. Termination for Cause.  If an Optionee's employment with or
                ---------------------
service to the Company or any Subsidiary shall be terminated for cause, the Optionee's right to exercise any exercised portion of his Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Section 7.3 termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

           7.4. Other Termination of Employment or Service.  If an Optionee's
                ------------------------------------------
employment with or service to the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, during the period ending 90 days after such termination (subject to Sections 6.3 and 8.1 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such termination of employment or service and shall not have been exercised. For purposes of this Section 7.4, an Optionee shall not be considered to have terminated employment with or service to the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).

                                 ARTICLE VIII

                            INCENTIVE STOCK OPTIONS
                            -----------------------

           8.1. Ten-Percent Owners.  Notwithstanding any other provisions of
                ------------------
this Plan to the contrary, in the case of an Incentive Stock Option granted to a Ten-Percent Owner, (i) the period during which any such Incentive Stock Option may be exercised shall not be greater than five years from the Date of Grant and
(ii) the Option Price of such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

           8.2. Annual Limits.  No Incentive Stock Option shall be granted to an
                -------------
Optionee as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

           8.3. Disqualifying Dispositions.  If shares of Common Stock acquired
                --------------------------
by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, within 10 days after such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

           8.4. Other Terms and Conditions.  Any Incentive Stock Option granted
                --------------------------
hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE IX

                              STOCK CERTIFICATES
                              ------------------

           9.1. Issuance of Certificates.  Subject to Section 9.2 hereof, the
                ------------------------
Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

           9.2. Conditions.  The Company shall not be required to issue or
                ----------
deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

                (a) The completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

                (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

                (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

                (d) Satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

                (e) If required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

           9.3. Legends.  The Company reserves the right to legend any certif-
                -------
icate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                   ARTICLE X

                   EFFECTIVE DATE, TERMINATION AND AMENDMENT
                   -----------------------------------------

           10.1.Effective Date.  The Plan shall become effective on the date of
                --------------
its adoption by the Board; provided, however, that no Option shall be
                           --------  -------
exercisable by an

Optionee unless and until the Plan shall have been approved by the stockholders of the Company, which approval shall be obtained within 12 months before or after the adoption of the Plan by the Board. If the stockholders fail to approve the Plan within one year from the Effective Date, any Options granted hereunder shall be null and void and of no effect.

           10.2.Termination.  The Plan shall terminate on the date immediately
                -----------
preceding the tenth anniversary of the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the Company's stockholders.
The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

           10.3.Amendment.  The Board may at any time and from time to time and
                ---------
in any respect, amend or modify the Plan; provided, however, that, solely to the
                                          --------  -------
extent required by Rule 16b-3 under the Securities Exchange Act of 1934, the approval of the Company's stockholders will be required for any amendment that
(i) changes the class of persons eligible for the grant of an Option, as specified in Article III hereof, (ii) increases (other than as described in Section 5.2 or 5.4 hereof) the maximum number of shares of Common Stock subject to Options granted under the Plan, as specified in Section 5.1 hereof, or (iii) materially increases the benefits accruing to Optionees under the Plan, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

           11.1.Employment.  Nothing in the Plan, in the grant of any Option or
                ----------
in any Stock Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed or retained by the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in a Stock Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

           11.2.Rights as Shareholder.  An Optionee or the permitted transferee
                ---------------------
of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

           11.3.Other Compensation and Benefit Plans.  The adoption of the Plan
                ------------------------------------
shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

           11.4.Plan Binding on Successors.  The Plan shall be binding upon the
                --------------------------
Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

           11.5.Construction and Interpretation.  Whenever used herein, nouns in
                -------------------------------
the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Heading of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

           11.6.Severability.  If any provision of the Plan or any Stock Option
                ------------
Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

           11.7.Governing Law.  The validity and construction of this Plan and
                -------------
of the Stock Option Agreements shall be
governed by the laws of the State of Delaware.

           The RF Power Products, Inc. 1995 Stock Option Plan was duly adopted and approved by the Board of Directors of RF Power Products, Inc. on the [ ] day of [ ], 1995.

                       Secretary of RF Power Products, Inc.

           The RF Power Products, Inc. 1995 Stock Option Plan was duly approved by the stockholders of RF Power Products, Inc. on the 2nd day of May, 1996.

                       Secretary of RF Power Products, Inc.